Exhibit 10.1
Summary of Certain Officer Compensation Arrangements
Effective July 1, 2006
     The following table presents, effective July 1, 2006, the base salary and 2006 target bonuses under Pride’s annual incentive compensation plan for Pride’s officers as of that date who are named in the Summary Compensation Table included in Item 11 of Pride’s annual report on Form 10-K for the year ended December 31, 2005.

Name and Principal Position	Salary	Target Bonus

Louis A. Raspino	$850,000	80%
President and Chief Executive Officer

W. Gregory Looser	$360,000	55%
Senior Vice President, General Counsel and Secretary

Kevin C. Robert	$315,000	55%
Senior Vice President, Marketing and Business Development

Gary W. Casswell	$315,000	55%
Vice President, Eastern Hemisphere Operations